Exhibit 3.1

DEERE & COMPANY

CERTIFICATE OF INCORPORATION

RESTATED CERTIFICATE OF INCORPORATION

As Adopted February 27, 1985

(As Amended February 25, 1987)

(As Amended November 17, 1995)

(As Amended November 26, 2007)

(The original certificate was filed with the Secretary of State of Delaware on April 25, 1958, under the original name of John Deere & Company.)

FIRST.  The name of the corporation is Deere & Company.

SECOND.  The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation is The Corporation Trust Company.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The stock that the corporation shall have authority to issue is 1,209,000,000 shares, of which 1,200,000,000 shares shall be common stock, $1 par value (common stock), and 9,000,000 shares shall be preferred stock, $1 par value (preferred stock), issuable in series.

1.                                      Common stock provisions

1.1                                 Dividend rights.  Subject to provisions of law and the preferences of the preferred stock, the holders of the common stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.

1.2                                 Voting rights.  Except as provided in the final two paragraphs of section 2.6, the holders of the common stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the corporation. Except as otherwise provided by law, or by the provisions of the certificate of incorporation or any amendment thereto, or by resolutions of the board of directors providing for the issue of any series of preferred stock, the holders of the common stock shall have sole voting power.

1.3                                 Liquidation rights.  In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of the preferred stock shall be entitled, the holders of the common stock shall be entitled to share ratably in the remaining assets of the corporation.

2.                                      Preferred stock provisions

                                                2.1                                 Authority of the board of directors to issue in series.  The preferred stock may be issued from time to time in one or more series. Subject to the provisions of the certificate of incorporation or any amendment thereto, authority is expressly granted to the board of directors to authorize the issue of one or more series of preferred stock, and to fix by resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof (sometimes referred to as powers, preferences and rights), to the full extent now or hereafter permitted by law, including but not limited to the following:

2.11                           The number of shares of such series (which may subsequently be increased by resolutions of the board of directors) and the distinctive designation thereof;

2.12                           The dividend rate of such series and any limitations, restrictions or conditions on the payment of such dividends;

2.13                           The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

2.14                           The amounts which the holders of the shares of such series are entitled to receive upon any liquidation, dissolution or winding up of the corporation;

2.15                           The terms of any purchase, retirement or sinking fund to be provided for the shares of such series;

2.16                           The terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, and the terms and conditions of such conversion or exchange;

2.17                           The voting powers, if any, of such series in addition to the voting powers provided in this article.

The preferred stock of each series shall rank on a parity with the preferred stock of every other series in priority of payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, to the extent of the preference to which the preferred stock of the respective series shall be entitled under the provisions of the certificate of incorporation or any amendment thereto or the resolutions of the board of directors providing for the issue of such series.  All shares of any one series of preferred stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall accumulate (if cumulative).

                                                2.2                                 Definitions

2.21                           The term “arrearages,” whenever used in connection with dividends on any share of preferred stock, shall refer to the condition that exists as to dividends, to the extent that they are cumulative (either unconditionally, or conditionally to the extent that the conditions have been fulfilled), on such share which shall not have been paid or declared and set apart for payment to the date or for the period indicated; but the term shall not refer to the condition that exists as to dividends, to the extent that they are non-cumulative, on such share which shall not have been paid or declared and set apart for payment.

2.22                           The term “stock junior to the preferred stock,” whenever used with reference to the preferred stock, shall mean the common stock and other stock of the corporation over which the preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, liquidation or winding up of the corporation.

2.23                           The term “subsidiary” shall mean any corporation, association or business trust, the majority of whose outstanding shares (at the time of determination) having voting power for the election of directors or trustees, either at all times or only so long as no senior class of shares has such voting power because of arrearages in dividends or because of the existence of some default, is owned directly or indirectly by the corporation.

                                                2.3                                 Dividend rights

2.31                           The holders of the preferred stock of each series shall be entitled to receive, when and as declared by the board of directors, preferential dividends in cash payable at such rate, from such date, and on such quarterly dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the resolutions of the board of directors providing for the issue of such series. The holders of the preferred stock shall not be entitled to receive any dividends thereon other than those specifically provided for by the certificate of incorporation or any amendment thereto, or such resolutions of the board of directors, nor shall any arrearages in dividends on the preferred stock bear any interest.

2.32                           So long as any of the preferred stock is outstanding, no dividends (other than dividends payable in stock junior to the preferred stock or in options, rights or warrants to purchase or acquire such stock junior to the preferred and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the preferred stock, unless

2.321       there shall be no arrearages in dividends on preferred stock for any past quarterly dividend period, and dividends in full for the current quarterly dividend period shall have been paid or declared on all preferred stock (cumulative and non-cumulative); and

2.322       the corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all sinking funds, if any, for the preferred stock of any series; and

2.323       the corporation shall not be default on any of its obligations to redeem any of the preferred stock.

2.33                           So long as any of the preferred stock is outstanding, no shares of any stock junior to the preferred stock shall be purchased, redeemed or otherwise acquired by the corporation or by any subsidiary except in connection with a reclassification or exchange of any stock junior to the preferred stock through the issuance of other stock junior to the preferred stock (or of options, rights or warrants to purchase or acquire such stock junior to the preferred), or the purchase, redemption or other acquisition of any stock junior to the preferred stock with proceeds of a reasonably contemporaneous sale of other stock junior to the preferred stock (or of options, rights or warrants to purchase or acquire such stock junior to the preferred), nor shall any funds be set aside or made available for any sinking fund for the purchase or redemption of any stock junior to the preferred stock, unless

2.331       there shall be no arrearages in dividends on preferred stock for any past quarterly dividend period; and

2.332       the corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all sinking funds, if any, for the preferred stock of any series; and

2.333       the corporation shall not be in default on any of its obligations to redeem any of the preferred stock.

2.34                           Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property or stock junior to the preferred stock or in options, rights or warrants to purchase or acquire such stock junior to the preferred) as may be determined by the board of directors may be declared and paid on the shares of any stock junior to the preferred stock from time to time, and in the event of the declaration and payment of any such dividends, the holders of such stock junior to the preferred shall be entitled, to the exclusion of holders of the preferred stock, to share ratably therein according to their respective interests.

2.35                           Dividends in full shall not be declared or paid or set apart for payment on any series of preferred stock, unless there shall be no arrearages in dividends on preferred stock for any past quarterly dividend period and dividends in full for the current quarterly dividend period shall have been paid or declared on all preferred stock to the extent that such dividends are cumulative, and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of preferred stock in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

                                                2.4                                 Liquidation rights

2.41                           In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of preferred stock of each series shall be entitled to receive the full preferential amount fixed by the certificate of incorporation or any amendment thereto, or by the resolutions of the board of directors providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the preferred stock.  After such payment in full to the holders of the preferred stock, the remaining assets of the corporation shall then be distributable exclusively among the holders of any stock junior to the preferred stock outstanding, according to their respective interests.

2.42                           If the assets of the corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the preferred stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to holders of the preferred stock shall be distributed ratably to such holders in proportion to the full preferential amounts payable on the respective shares.

2.43                           A consolidation or merger of the corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                                                2.5                                 Redemption

2.51                           The provisions of this section 2.5 shall apply only to those series of preferred stock to which such provisions are expressly made applicable by resolutions of the board of directors providing for the issue of such series.

2.52                           At the option of the board of directors, the corporation may redeem the whole or any part of the preferred stock, or of any series thereof, at any time or from time to time within the period during which such stock is by its terms redeemable at the option of the board of directors, by paying such redemption price thereof as shall have been fixed by the resolutions of the board of directors providing for the issue of the preferred stock to be redeemed, including an amount in the case of each share so to be redeemed equal to any arrearages in dividends thereon to the date fixed for redemption (the total amount so to be paid being hereinafter called the “redemption price”).

2.53                           Unless expressly provided otherwise in the resolutions of the board of directors providing for the issue of the preferred stock to be redeemed, (i) notice of each such redemption shall be mailed not less than thirty days nor more than ninety days prior to the date fixed for redemption to each holder of record of shares of the preferred stock to be redeemed, at his address as the same may appear on the books of the corporation, and (ii) in case of a redemption of a part only of any series of the preferred stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the board of directors may determine.  The board of directors shall have full power and authority, subject to the limitations and provisions contained in the certificate of incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of the preferred stock to be redeemed, to prescribe the manner in which and the terms and conditions upon which the preferred stock may be redeemed from time to time.

2.54                           If any such notice of redemption shall have been duly given, then on and after the date fixed in such notice of redemption (unless default shall be made by the corporation in the payment or deposit of the redemption price pursuant to such notice) all arrearages in dividends, if any, on the shares of preferred stock so called for redemption shall cease to accumulate, and on such date all rights of the holders of the preferred stock so called for redemption shall cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption and such rights, if any, of conversion or exchange as may exist with respect to such preferred stock under the resolutions of the board of directors providing for the issue of such preferred stock.

2.55                           If, before the redemption date specified in any notice of the redemption of any preferred stock, the corporation shall deposit the redemption price with a bank or trust company in Chicago, Illinois or New York, New York having a capital and surplus of at least $5,000,000 according to its last published statement of condition, in trust for payment on the redemption date to the holders of the preferred stock to be redeemed, from and after the date of such deposit all rights of the holders of the preferred stock so called for redemption shall cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption and such rights, if any, of conversion or exchange as may exist with respect to such preferred stock under the resolutions of the board of directors providing for the issue of such preferred stock.  Any funds so deposited which are not required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the corporation forthwith. The corporation shall be entitled to receive from the depositary, from time to time, the interest, if any allowed on such funds deposited with it, and the holders of the shares so redeemed shall have no claim to any interest. Any funds so deposited and remaining unclaimed at the end of six years from the redemption date shall, if thereafter requested by the board of directors, be repaid to the corporation.

2.56                           Shares of preferred stock of any series may also be subject to redemption through operation of any sinking fund created therefor, in the manner hereinabove prescribed under section 2.5, at the redemption prices and under the terms and provisions contained in the resolutions of the board of directors providing for the issue of such series.

2.57                           The corporation shall not be required to register a transfer of any share of preferred stock (i) within fifteen days preceding a selection for redemption of shares of the series of preferred stock of which such share is a part or (ii) which has been selected for redemption.

2.58                           During the continuance of any arrearages in dividends for any past quarterly dividend period or a failure in fulfillment of any sinking fund or redemption obligation on any series of preferred stock, the corporation shall not purchase or redeem any shares of preferred stock or of any other stock ranking on a parity with the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without the consent given in writing or affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 66-2/3 percent of all the shares of preferred stock then outstanding; provided that (i) to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, the corporation may use shares of such series acquired by it prior to such arrearages in dividends or failure of payment and then held by it as treasury stock, valued at redemption price, and (ii) the corporation may complete the purchase or redemption of shares of preferred stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such arrearages in dividends or failure of payment.

2.59                           If any obligation to retire shares of preferred stock is not paid in full on all series as to which such obligation exists, the number of shares of each such series to be retired pursuant to any such obligation shall be in proportion to the respective amounts which would be payable if all amounts payable for the retirement of all such series were discharged in full.

                                                2.6                                 Restrictions on certain action affecting preferred stock.  The corporation will not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting called for the purpose,

2.61                           by the holders of at least 66-2/3 percent of all the shares of preferred stock then outstanding, (i) create any other class or classes of stock ranking prior to the preferred stock, either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock so ranking prior to the preferred stock, or increase the authorized number of shares of any such other class of stock or other security, (ii) amend, alter or repeal any of the provisions of the certificate of incorporation or any amendment thereto so as to affect adversely the powers, preferences or rights of the holders of the preferred stock; or

2.62                           by the holders of at least 66-2/3 percent of the shares of any series of preferred stock then outstanding, amend, alter or repeal any of the provisions of the certificate of incorporation or any amendment thereto or of the resolutions of the board of directors providing for the issue of such series so as to affect adversely the powers, preferences or rights of the holders of the preferred stock of such series; or

2.63                           by the holders of at least a majority of all the shares of preferred stock then outstanding, (i) increase the authorized amount of the preferred stock, or (ii) create any other class or classes of stock ranking on a parity with the preferred stock, either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock ranking on a parity with the preferred stock, or increase the authorized number of shares of any such other class of stock or other security.

If an amendment described in clause (ii) of subsection 2.61 would in no way affect adversely the powers, preferences or rights of the holders of any stock of the corporation other than the preferred stock, such amendment may be made effective by the adoption and filing of an appropriate amendment to the certificate of incorporation of the corporation without obtaining the consent or vote of the holders of any stock of the corporation other than the preferred stock.

If an amendment described in subsection 2.62 would in no way affect adversely the powers, preferences or rights of the holders of any stock of the corporation other than the preferred stock of such series, such amendment may be made effective by the adoption and filing of an appropriate amendment to the certificate of incorporation of the corporation without obtaining the consent or vote of the holders of any stock of the corporation other than the preferred stock of such series.

                                                2.7                                 Election of directors by holders of certain preferred stock in event of non-declaration of dividends.

2.71                           The provisions under section 2.7 shall apply only to those series of preferred stock (applicable preferred stock) to which such provisions are expressly made applicable by resolutions of the board of directors providing for the issue of such series.

2.72                           Whenever declarations of dividends (including non-cumulative dividends) on any share of any series of applicable preferred stock shall be omitted in an aggregate amount equal to six quarterly dividends on such share the holders of the applicable preferred stock shall have the exclusive and special right (in addition to any other voting rights), voting separately as a class and without regard to series, to elect at an annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the applicable preferred stock called as hereinafter provided, two members of the board of directors, until four consecutive quarterly dividends shall have been paid on or declared and set apart for payment on such share, if the share is non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period shall have been paid or declared and set apart for payment on the share, if the share is cumulative, whereupon all voting rights as a class provided for under section 2.7 shall be divested from the applicable preferred stock (subject, however, to being at any time or from time to time similarly revived if declarations of dividends for subsequent quarterly periods shall be omitted).

2.73                           At any time after the holders of the applicable preferred stock shall have thus become entitled to elect two members of the board of directors, the secretary of the corporation may, and upon written request of holders of record of at least 10 percent of the shares of the applicable preferred stock then outstanding addressed to him at the principal office of the corporation shall, call a special meeting of the holders of the applicable preferred stock for the purpose of electing such directors, to be held at the place of annual meetings of shareholders of the corporation as soon as practicable after the receipt of such request upon the notice provided  by law and the bylaws of the corporation for the holding of special meetings of shareholders; provided, however, that the secretary need not call any such special meeting if the next annual meeting of stockholders is to convene within ninety days after the receipt of such request.  If such special meeting shall not be called by the secretary within thirty days after receipt of such request (not including, however, a request falling within the proviso to the foregoing sentence), then the holders of record of at least 10 percent of the shares of the applicable preferred stock then outstanding may designate in writing one of their number to call such a meeting at the place and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the corporation for such purpose.

2.74                           At any meeting at which the holders of the applicable preferred stock shall be entitled to vote for the election of such two directors as above provided, the holders of 33-1/3 percent of the applicable preferred stock then outstanding present in person or by proxy shall constitute a quorum for the election of such two directors and for no other purpose, and the vote of the holders of a majority of the applicable preferred stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect two directors.  The election of such directors or one such director shall automatically increase the number of members of the board of directors by the number of directors so elected. The classes in which such directors serve, as provided by article sixth, may be designated by the holders of the applicable preferred stock, unless such classes have been previously designated by the board of directors. The persons so elected, as directors by the holders of the applicable preferred stock shall hold office until their successors shall have been elected by such holders or until the right of the holders of the applicable preferred stock to vote, as a class in the election of directors shall be divested as provided in subsection 2.72. Upon divestment of the right to elect directors as above provided, any directors so elected by the holders of the applicable preferred stock shall forthwith cease to be directors of the corporation, and the number of directorships shall automatically be reduced accordingly. If a vacancy occurs in a directorship elected by the holders of the applicable preferred stock voting as a class, a successor may be appointed by the remaining director so elected by the holders of the applicable preferred stock.

2.75                           At any such meeting or any adjournment thereof, (i) the absence of a quorum of the holders of the applicable preferred stock shall not prevent the election of the directors other than those to be elected by the holders of the applicable preferred stock voting as a class, and the absence of a quorum of holders of the shares entitled to vote for directors other than those to be elected by the holders of the applicable preferred stock voting as a class, shall not prevent the election of the directors to be elected by the holders of the applicable preferred stock voting as a class, and (ii) in the absence of a quorum of the holders of the applicable preferred stock, the holders of a majority of the applicable preferred stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect voting as a class, without notice other than announcement at the meeting, until a quorum shall be present, and in the absence of a quorum of the holders of the shares entitled to vote for directors other than those elected by the holders of the applicable preferred stock voting as a class, the holders of a majority of such stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

3.  Other provisions

                                                3.1                                 Authority for issuance of shares.  The board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value.  Shares so issued, shall be full paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

                                                3.2                                 Abandonment of dividends and distributions.  Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

FIFTH.  The board of directors shall have authority to adopt, make, alter and repeal the bylaws of the corporation.

SIXTH.  The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three nor more than eighteen directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

The directors shall be divided into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the board of directors so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. No director may be removed except for cause. Any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, and any other vacancy occurring on the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this article sixth unless expressly provided by such terms.

SEVENTH.  Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another enterprise, shall be indemnified by the corporation to the fullest extent authorized by the General Corporation Law of Delaware as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the board of directors.

EIGHTH.  No stockholder action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

NINTH.  No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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